UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2019

TELENAV, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34720	77-0521800
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4655 Great America Parkway, Suite 300

Santa Clara, California 95054

(Address of principal executive offices) (Zip code)

(408) 245-3800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value per Share	TNAV	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 8, 2019, Telenav, Inc., a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Thinknear, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (the “Subsidiary”), and inMarket Media, LLC, a Delaware limited liability company (the “Purchaser”), pursuant to which, subject to the satisfaction or waiver of certain conditions, the Company will transfer its digital advertising operations (the “Ads Business”) to the Purchaser (such transfer, the “Transaction”). Upon the terms and subject to the conditions of the Asset Purchase Agreement, the Purchaser will acquire substantially all of the assets and assume certain liabilities related to and used in the Ads Business. In consideration of the Transaction, the Purchaser has agreed to issue to the Company units of the Purchaser representing a 14.5% ownership of the Purchaser at the time of closing of the Transaction. In addition, the Purchaser has agreed to grant to the Company, and the Company to retain, a perpetual, non-exclusive, irrevocable, royalty-free, license in software and other intellectual property included as part of the Transaction.

The Asset Purchase Agreement has been approved by the Company’s board of directors and is subject to customary closing conditions. The Company expects the Transaction to close in the Company’s fiscal quarter ending September 30, 2019.

The foregoing description of the Asset Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Asset Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Asset Purchase Agreement has been attached as an exhibit to this report to provide investors and security holders with information regarding its terms. The Asset Purchase Agreement is not intended to provide any factual information about the Company, the Subsidiary or the Purchaser.

Item 8.01	Other Events.

On August 8, 2019, the Company entered into a Services Agreement with GrabTaxi Holdings Pte. Ltd., a company incorporated under the laws of Singapore (“GTH”), relating to the provision of certain services by the Company and certain of its affiliates to be performed by employees of the Company designated to work on the Company’s OpenTerra location-based services platform (the “OpenTerra Platform”) for GTH (the “Services Agreement”).

Additionally, the Company entered into a Licence Agreement with an affiliate of GTH relating to the license of certain intellectual property associated with the OpenTerra Platform by the Company to such affiliate (the “Licence Agreement”).

The Company also entered into an Agreement with Grab Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Grab”), and two of Grab’s affiliates (Grab and its affiliates, being the “Grab Parties”) relating to the sale of certain intellectual property and related assets associated with the OpenTerra Platform by the Company to an affiliate of Grab in consideration of the issuance to the Company of ordinary shares of an affiliate of GTH (the “Purchase Agreement,” and the transactions contemplated by the Services Agreement, the License Agreement and the Purchase Agreement, the “Grab Transactions”).

The Services Agreement, the Licence Agreement and the Purchase Agreement contain representations, warranties and covenants of the parties, closing conditions and certain indemnification obligations of the Company to the Grab Parties. The foregoing summary of the Grab Transactions does not purport to be complete.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 2.1	Asset Purchase Agreement, dated August 8, 2019, by and among Telenav, Inc., Thinknear, Inc. and inMarket Media, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELENAV, INC.

Date: August 8, 2019	By:	/s/ HP Jin
	Name:	HP Jin
	Title:	Chief Executive Officer